                                                                  EXHIBIT 5.1



                                 June 27, 1997


American BioMed, Inc.
10077 Grogans Mill Road, #100
The Woodlands, Texas 77380

Ladies and Gentlemen:


         We have acted as counsel to American BioMed, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3, as amended (the "Registration Statement"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 6,098,123 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), which may be offered and sold from time to time by selling security holders (the "Selling Security Holders") of the Company.


         We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as originals.


         Based on such examination and review and on representations made to us by the officers and directors of the Company, we are of the opinion that (i) the 426,123 shares of Common Stock to be offered pursuant to the Registration Statement are validly issued, fully-paid and nonassessable outstanding shares of Common Stock and (ii) up to 5,672,000 shares of Common Stock to be offered and sold pursuant to the Registration Statement will be, when issued by the Company upon the exercise of options and warrants for or the conversion of shares of the preferred stock of the Company into Common Stock by the Selling Security Holders, validly issued, fully-paid and nonassessable outstanding shares of the Common Stock.


         We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement.

                                                   Very truly yours,

                                                   /s/ PORTER & HEDGES, L.L.P.

                                                   PORTER & HEDGES, L.L.P.